UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

EnerLume Energy Management Corp.
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On December 12, 2007, EnerLume Energy Management Corp. (the “Company”) closed the sale of 547,500 shares of common stock and 164,250 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $2.00 per share for aggregate proceeds to the Company of $1,095,000.  The warrants are exercisable at $2.25 per share for a period of the later of five years or two years after the shares underlying the warrants are registered for resale pursuant to an effective registration. The offer and sale of the common stock and warrants was conducted on behalf of the Company by the officers and directors of the Company and by a NASD-licensed broker-dealer.  The broker-dealer received a sales commission of $109,500 and 109,500 warrants exercisable at $1.75 under the same terms as those warrants sold as part of the offering.  Officers and directors of the Company did not receive any remuneration for offers and sales made by them.

The securities were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.  An appropriate “restricted” legend was placed on the securities.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERLUME ENERGY MANAGEMENT CORP.

Dated: December 12, 2007	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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